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                                                                    EXHIBIT 11.1



                            MONTEREY RESOURCES, INC.



                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                                         YEAR ENDED DECEMBER 31,
                                                                                   1995
                                                                         ------------------------
                                                                         HISTORICAL      PROFORMA
                                                                         ----------      --------
PRIMARY INCOME PER SHARE
Net income ($ Millions).................................................     34.4           36.3
Shares (Millions)
  Weighted average shares outstanding
     SFR................................................................   45.350         45.350
     New investors......................................................                   7.900
     Restricted shares..................................................                   0.074
     Assumed exercise of stock options..................................                   0.269
     Reduction for shares assumed purchased with proceeds from exercise
      of stock options..................................................                  (0.269)
                                                                           ------         ------
                                                                           45.350         53.324
                                                                           ======         ======
Primary income per share................................................     0.76           0.68
                                                                           ======         ======
FULLY DILUTED INCOME PER SHARE
Net income ($ Millions).................................................     34.4           36.3
Shares (Millions)
  Weighted average shares outstanding
     SFR................................................................   45.350         45.350
     New investors......................................................                   7.900
     Restricted shares..................................................                   0.074
     Assumed exercise of stock options..................................                   0.269
     Reduction for shares assumed purchased with proceeds from exercise
      of stock options..................................................                  (0.269)
                                                                           ------         ------
                                                                           45.350         53.324
                                                                           ======         ======
Fully diluted income per share..........................................     0.76           0.68
                                                                           ======         ======